EXHIBIT 23.1


                         CONSENT OF ARTHUR ANDERSEN LLP

As independent certified public accountants, we hereby consent to the use of our report dated April 13, 1998, included in this Form 10-K, into the Companys previously filed Registration Statements File Nos. 333-45879, 333-05395, 333-13033, 333-13035, and 333-16901.

ARTHUR ANDERSEN LLP


West Palm Beach, Florida,
April 13, 1998.